As filed with the Securities and Exchange Commission on September 13, 2005

Registration No. 333- 121522

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________________

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Oregon (State or jurisdiction of incorporation or organization)	93-0822509 (I.R.S. Employer Identification No.)

150 Avery Street, Walla Walla, Washington 99362
(509) 529-2161
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kirk W. Morton
Chief Executive Officer
Key Technology, Inc.
150 Avery Street, Walla Walla, Washington 99362
(509) 529-2161
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________

Copies to:
Ronald L. Greenman Thomas P. Palmer Tonkon Torp LLP 888 SW Fifth Avenue, Suite 1600 Portland, Oregon 97204-2099 Tel: (503) 221-1440

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

__________________________________________________

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

In connection with its acquisition of Advanced Machine Vision in 2000, Key Technology, Inc., an Oregon corporation ("Key"), issued warrants to Advanced Machine Vision shareholders (the "Warrants"). Key filed a Registration Statement on Form S-3 (Registration No. 333- 121522) (the "Registration Statement") to register 31,549 shares of its common stock issuable upon exercise of the Warrants. The Securities and Exchange Commission declared the Registration Statement effective on January 7, 2005. The Warrants expired on July 11, 2005.

In accordance with the undertaking contained in Part II, Item 17 of the Registration Statement and pursuant to Item 512(a)(3) of Regulation S-K, and pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, Key files this post-effective amendment to remove from registration under the Registration Statement all of the securities which remain unsold under the Registration Statement as of the date hereof.

Accordingly, Key files this Post-Effective Amendment No. 1 to the Registration Statement to deregister 12,738 shares of its common stock underlying the Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement (Registration No. 333-121522) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walla Walla, State of Washington, on September 13, 2005.

Key Technology, Inc.

By /s/ Kirk W. Morton
Kirk W. Morton
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on September 13, 2005.

Signature	Title
/s/ Kirk W. Morton Kirk W. Morton	Chief Executive Officer (Principal Executive Officer)
/s/ Ronald W. Burgess Ronald W. Burgess	Chief Financial Officer (Principal Financial and Accounting Officer)